UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2022

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 21, 2022, Intelligent Bio Solutions Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 14 investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a Regulation S private placement (the “Transaction”) (i) 176,462 shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Stock”), par value $0.01 per share (the “Preferred Stock”), and (ii) 529,386 warrants (the “Warrants”), with each Warrant representing the right to purchase one share of the Company’s common stock (“Common Stock”). The Preferred Stock and Warrants were sold together as a unit (“Unit”), with each Unit consisting of one share of Preferred Stock (initially convertible into three shares of Common Stock) and three Warrants with an initial exercise price of $0.29 per share. The purchase price for the Units was $1.25 per Unit. The Units offering price and the Warrant exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1). The shares of Preferred Stock will be convertible into an aggregate of 529,386 shares of Common Stock following shareholder approval of such conversion and without the payment of additional consideration. The Company expects to receive aggregate gross proceeds from the Transaction of $220,585 before deducting the placement agent’s fees and the Company’s Transaction expenses. The Transaction closed on December 22, 2022.

The Company currently intends to use the net proceeds from the Transaction for general working capital purposes.

Approximately 15.10% of funds raised in the Transaction were secured from the following members of the Company’s senior management:

Investor	Position Held at the Company	Shares of Preferred Stock Purchased	Warrants Purchased	Aggregate Purchase Price
Spiro Sakiris (indirectly)	Chief Financial Officer	15,993	47,979	$19,991.25
Manuel Kostandas	Director of Global Integration	10,662	31,986	$13,327.50

Each of the Company and the Investors made certain customary representations and warranties and agreed to certain covenants in the Purchase Agreement.

Engagement Letter

On December 16, 2022, the Company entered into Engagement Letter (the “Engagement Letter”) with Winx Capital Pty Ltd. (CAR for AFSL (Australian Financial Services License) #330757) (“Winx Capital”) pursuant to which Winx Capital agreed to serve as a consultant acting as placement agent on a best efforts basis in connection with the private placement of the Units in the Transaction. The Company has agreed to pay Winx Capital fixed fees of AU$20,000 (Austrian dollars), plus a fee of 6% of the gross proceeds received by the Company during the term of the agreement or otherwise introduced by Winx Capital.

As additional compensation under the Engagement Letter, the Company will issue Winx Capital warrants (the “Placement Agent Warrants”) to purchase up to 26,469 shares of Common Stock with an exercise price of $0.52 per share. The Placement Agent Warrants will be exercisable six months following the date of issuance, and will expire five years following the effective date of the registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the underlying shares acquired by the Investors. The Company will also reimburse Winx Capital for all reasonable expenses. The Engagement Letter also includes indemnification obligations of the Company for certain claims.

Certificate of Designation for Series D Convertible Preferred Stock

The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) that the Company filed with the Secretary of State of the State of Delaware on December 22, 2022, as further described below.

The Certificate of Designation provides that the Preferred Stock will have no voting rights other than (i) as required by law, and (ii) the right to vote as a class on certain matters related to any proposal to adopt an amendment to the certificate of incorporation of the Company to reclassify the outstanding shares of Common Stock of the Company into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment (a “Reverse Stock Split”). Each share of Preferred Stock will have the right to cast 20,000 votes per share of Preferred Stock on any proposal or resolution presented to the stockholders of the Company for the purpose of obtaining stockholder approval of (a) any proposal to adopt an amendment to the certificate of incorporation of the Company to effect a Reverse Stock Split and (b) any resolution or proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Stock Split (the “Adjournment Proposal”). The votes cast by the holders of the Preferred Stock must be counted by the Company in the same proportion as shares of Common Stock are voted (excluding any shares of Common Stock that are not voted) on the Reverse Stock Split and the Adjournment Proposal.

Each share of Preferred Stock will convert into Common Stock at the option of the Investor, without the payment of additional consideration, following approval of the Company’s stockholders of the conversion of the Preferred Stock into Common Stock. In the event Company stockholder approval is not received, the Preferred Stock would remain outstanding and not convert into Common Stock. The number of shares of Common Stock into which the Preferred Stock is convertible is subject to adjustment in the case of any stock dividend, stock split, combinations or other similar recapitalization with respect to the Common Stock. Each share of Preferred Stock will initially be convertible into three shares of Common Stock. The Preferred Stock does not carry dividend or liquidation preference.

Warrants

The Warrants have an initial exercise price of $0.29 per share and will be exercisable six months following the date of issuance, and will expire five years following the initial exercise date. The exercise price and the number of shares of Common Stock issuable upon exercise of each Common Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities of the successor or surviving corporation, or, under certain circumstances, cash or other property that such holder would have received had they exercised the Common Warrants immediately prior to the fundamental transaction.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Registration Rights Agreement

Concurrently with the entry into the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) granting the Investors customary registration rights with respect to the shares of Common Stock underlying the Preferred Stock and Warrants acquired by the Investors in the Transaction.

The foregoing description of the form of Purchase Agreement, form of Registration Rights Agreement, form of Warrant, the Certificate of Designation and the Engagement Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, form of Registration Rights Agreement, form of Warrant, form of Placement Agent Warrant, and the Certificate of Designation which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 3.1, and 1.1 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuances of the shares of Common Stock and Preferred Stock pursuant to the Purchase Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding the Certificate of Designations set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On December 22, 2022, the Company issued a press release announcing the Transaction. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
1.1	Winx Capital Engagement Letter, dated December 16, 2022.
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated December 22, 2022, filed with the Secretary of State of Delaware on December 22, 2022.
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement dated as of December 21, 2022.
10.2	Form of Registration Rights Agreement dated as of December 21, 2022.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer